As filed with the Securities and Exchange Commission on July 27, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Compass EMP Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

17605 Wright Street

Omaha, NE 68130

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Compass EMP International 500 Volatility Weighted Index ETF	The NASDAQ Stock Market LLC
Compass EMP Emerging Market 500 Volatility Weighted Index ETF	The NASDAQ Stock Market LLC
Compass EMP International High Dividend 100 Volatility Weighted Index ETF	The NASDAQ Stock Market LLC
Compass EMP Emerging Market High Dividend 100 Volatility Weighted Index ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-181176

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.   Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176 and 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001104659-15-050122) on July 7, 2015, which is incorporated herein by reference.

The series to which this filing relates and their respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

Compass EMP International 500 Volatility Weighted Index ETF	47-4192132
Compass EMP Emerging Market 500 Volatility Weighted Index ETF	47-4166797
Compass EMP International High Dividend 100 Volatility Weighted Index ETF	47-4119229
Compass EMP Emerging Market High Dividend 100 Volatility Weighted Index ETF	47-4181157

Item 2.   Exhibits

A.

Registrant’s Certificate of Trust dated April 12, 2012 is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on May 4, 2012 (Accession Number: 0000910472-12-001340).

B.

Registrant’s Amended and Restated Agreement and Declaration of Trust dated February 21, 2013, is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on July 19, 2013 (Accession Number: 0000910472-13-002813).

C.

Registrant’s Amended and Restated By-Laws dated May 1, 2015, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on June 26, 2015 (Accession Number: 0001104659-15-048077).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Compass EMP Funds Trust

July 27, 2015

/s/ Christopher K. Dyer
Christopher K. Dyer
President